Exhibit 99.1

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

October 28, 2003

Dear Valued Shareholders of Summus, Inc. (USA):

Summus continues to make great progress in the mobile and wireless marketplace.  Our main focus continues to be centered on the areas of financing and revenue generation.  It is these two areas I will briefly address here.

First, there are two aspects of financing that are particularly relevant at this time:  institutional investment and the company’s request for additional authorized shares.

Summus recently announced a round of private placements for $4 million with (mainly) institutional investors.  We are very excited about this type of investment, and it represents the beginning of a new chapter in the company’s history.

This institutional investment enhances the value of the company in a variety of ways beyond just having working capital to operate.  It creates awareness of our company in the financial community by leveraging the relationships our investors have with others.  Management has spent a significant amount of time with these investors describing our business plans and demonstrating our products.  The investors, in turn, have shown their confidence in us with a significant investment in our company.  We continue to work closely with these investors to increase our exposure to the financial community and take us to the next level.

Our relationship with institutional investors also opens up a new network of contacts within the business community.   For example, we now have better access to potential new board members and additions to our management team that will enhance and advance the strategic plans of the company.  Summus has already begun to pursue these opportunities.

Summus, Inc. (USA)
main office:  919.807.5600  *  toll free:  877-463-3253  *  fax:  919.807.5601
www.summus.com

This funding also means financial stability for the company, which is important in growing our relationships with our customers and partners.  In the past, our financial instability has been seen as a deterrent by some companies to move forward with us.  With this obstacle removed, we expect some of these relationships to mature and others to be easier to establish.

Further, by partnering with these institutional investors and obtaining the financial means, one of the main constraints in executing on our business plan has been removed. This will help us carry out our ambitious plans and reach the goals we have set for ourselves.  Summus will be able to grow as a company and capitalize on our position in the market. Summus recognizes the need to execute its business plan within set financial limits.  For example, one of our challenges is to accomplish our near-term goals without significantly affecting the burn rate.

We are pleased to have a date set for the shareholder meeting.  An important item to be voted on is the number of new shares to be authorized.  The Board has asked for a total of 185,000,000 shares. Below are some of the considerations that have entered into the determination of this number.

Summus is facing an expanding marketplace with competition that is well funded, and part of our ambitious plan is to become a major player in the mobile and wireless market.  This will require capital for growth.  Even as we ramp up our revenues, not having an available source of capital may remove our ability to capitalize on opportunities for growth.

For example, the environment of the telecommunications industry has been one of constant change, and many companies have not survived this rapid evolution.  On a worldwide basis, we have also seen a saturation of companies and applications in certain areas such as the gaming industry.  It is likely that there will be consolidation, mergers, and expansion into new markets within this industry. In this respect, our recently awarded status as a BREW Global Publisher presents us with a timely, competitive advantage. In order to position our company to quickly take advantage of these opportunities as they arise, we believe capital, in the form of authorized shares, needs to be available.

Summus, Inc. (USA)
main office:  919.807.5600  *  toll free:  877-463-3253  *  fax:  919.807.5601
www.summus.com

In order to accomplish our long-term goals and fully leverage this great opportunity, Summus anticipates that a second round of financing will be considered.  We expect efforts to raise capital in the future will be substantially easier when the following components are in place:

  revenue flow and proven ability to generate significant revenues;
  partnerships and customer agreements;
  funding for continued operations; and
  reaching certain important milestones in our platform strategy.

Part of our fundraising strategy includes the existing shareholder base that has outstanding warrants from participation in prior private placements.  Mechanisms to encourage the exercise of these warrants, while not putting downward pressure on the stock, are also being explored.

The second area I want to briefly discuss revolves around revenue growth as it relates to business development and product development.

Summus has positioned itself very nicely within the wireless space.  This has resulted in our becoming a well-known entity and has opened up additional opportunities.  As a result, we have been very active of late responding to requests for proposals, writing proposals, negotiating terms, and finalizing agreements.  The middleware opportunities we had expected to materialize earlier in the year are progressing, and several new ones are now in the works.

Summus has put in place a strategy based on our BlueFuel platform.  It now appears that the vision and strategy surrounding the platform development are accurate.  The progress of the market has been slower than anticipated, but the direction is aligned with our strategy.  The BlueFuel platform is driven by the needs and desires of the end-user. It is important to note that the success of the platform does not depend on any particular application area.  Every application that Summus develops and deploys drives the platform forward and generates additional revenues.  It is for these reasons that we continue to deploy multiple application types on a variety of carrier platforms.

We realize that a critical part of business development is marketing.   We have been fortunate that a significant amount of interest in our company and products has been unsolicited; however, we are at the stage in the growth of our company where marketing becomes more vital.  As we move forward, a greater emphasis will be placed on this part of the business plan.

Summus, Inc. (USA)
main office:  919.807.5600  *  toll free:  877-463-3253  *  fax:  919.807.5601
www.summus.com

Summus also continues to be a leader in product development.  In order to increase revenues and the adoption of the BlueFuel platform, it is important to carefully analyze our products and refine them when necessary in our ongoing effort to provide an optimal end-user experience for all of our applications. The BlueFuel platform must be responsive to the needs of the marketplace, and we must be aggressive and bold in the design of our applications and of the platform. This design philosophy will be apparent with the upcoming release of the next version of the BlueFuel platform.

I look forward to seeing you on December 2, 2003, at our Annual Meeting of Shareholders.

Full speed ahead,

/s/ Bjorn Jawerth

Bjorn Jawerth
Chairman and CEO

This shareholder letter contains forward-looking statements that involve risks and uncertainties concerning Summus' business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in Summus' annual report on Form 10-K for the year ended December 31, 2002, and in reports subsequently filed by Summus with the Securities and Exchange Commission (SEC). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Summus' website at www.summus.com. Summus hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Summus, Inc. (USA)
main office:  919.807.5600  *  toll free:  877-463-3253  *  fax:  919.807.5601
www.summus.com